UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2006

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-49976 (Commission File Number)	46-0488111 (I.R.S. Employer Identification No.)
14200 Park Meadow Drive #200
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As disclosed in its September 18, 2006 press release, Alliance Bankshares Corporation’s (“Alliance Bankshares”) insurance subsidiary, Alliance Insurance Agency, Inc. (“Alliance Insurance”) executed an Asset Purchase Agreement with Battlefield Insurance Agency, Inc., Northern Virginia Insurance Agency, Inc. and Oswald H. Skewes, Jr. on September 13, 2006 (the “Asset Purchase Agreement”) to acquire certain assets and liabilities of Battlefield Insurance Agency, Inc. and Northern Virginia Insurance Agency, Inc. (collectively, the “Seller”). A copy of the Asset Purchase Agreement is attached as Exhibit 2.3 to this report and is incorporated herein by reference.
     The Asset Purchase Agreement provides for the purchase of certain assets and liabilities for a purchase price of between $2.270 million and $2.705 million in cash. $1,550,000 of the purchase price will be paid at closing to the Seller and deferred payments of $240,000 a year for three years will be paid to the Seller beginning February 15, 2008. There is also the potential for performance payments to the Seller of $85,000 each year for the first three years if certain gross production revenues (as defined in the Asset Purchase Agreement) are achieved. Additionally, the Seller has the opportunity for additional performance payments of $60,000 per year for the first three years if certain additional performance targets are achieved. The Asset Purchase Agreement contains representations and warranties of the parties, covenants, conditions to closing, indemnification provisions, non-competition agreements and other customary provisions. The acquisition is expected to close during the fourth quarter of 2006.
     Alliance Insurance Agency, Inc. has formed a limited liability company, Alliance / Battlefield Insurance Agency, LLC to conduct the business of insurance when the acquisition closes. Marsh, Berry and Company of Concord, Ohio assisted management in the negotiation of the Asset Purchase Agreement.
Item 9.01. Financial Statements and Exhibits.
   (d) Exhibits.
2.3	Asset Purchase Agreement dated as of September 13, 2006, by and between Battlefield Insurance Agency, Inc., Northern Virginia Insurance Agency, Inc., Oswald H. Skewes, Jr. and Alliance / Battlefield Insurance Agency, LLC.

99.1	Alliance Bankshares Corporation press release dated September 18, 2006..

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation
(Registrant)

By:	/s/ Paul M. Harbolick, Jr.

Paul M. Harbolick, Jr.
Executive Vice President & Chief Financial Officer
Date: September 19, 2006